EXHIBIT 3

                                     BYLAWS

                                       OF

                        MAINSOURCE FINANCIAL GROUP, INC.


                                    ARTICLE I

                                     OFFICES

        1.1 PRINCIPAL OFFICE.  The principal office of MainSource  Financial
Group, Inc.  (the  "Corporation")   shall  be  located  in  Greensburg, Indiana.
The Corporation may have such other offices, either within or outside the State of Indiana, as the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

         2.1 ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation's fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors at or within such time, shall not work any forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.

         2.2 SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board or the Chief Executive Officer of the Corporation, and shall be called by the Chairman of the Board at the written request of a majority of the members of the Board of Directors, or upon delivery to the Corporation's Secretary of a signed and dated written demand for a special meeting from the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

         2.3 PLACE OF SPECIAL MEETINGS. The Board of Directors may designate any place within or outside the State of Indiana as the place for any special meeting of shareholders called by the Board of Directors. If no designation is properly made, or if a special meeting is otherwise called, the place of meeting shall be at the principal office of the Corporation in the State of Indiana.

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         2.4 NOTICE OF ANNUAL OR SPECIAL MEETINGS. The Corporation shall give notice to shareholders of record entitled to vote at the annual or special meeting of the date, time and place of each annual or special shareholders meeting to be held, and, in case of a special meeting, the purpose or purposes for which the meeting is called, no less than 10 days nor more than 60 days before the date of the meeting. Notice shall be given in written form, delivered personally or by telegraph, teletype, any other form of wire or wireless written communication or by mail or private carrier, by or at the direction of the Chairman of the Board or the Secretary. If notice is given by mail, such notice shall be deemed to be delivered when deposited in the United States mail correctly addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. If notice is given by private carrier, such notice shall be deemed to be delivered upon delivery of such notice to a private carrier, in any envelope required by such private carrier for delivery without charge to the shareholder, correctly addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. If notice is given by telegraph, teletype or any other form of wire or wireless written communication, notice shall be deemed to be delivered upon proper transmission of such written communication in a manner authorized by Indiana law that the Corporation reasonably believes will result in the receipt of such written communication (or all material information as to its contents) by the shareholder. An affidavit (a) of mailing of notice of a meeting of shareholders, executed by the Secretary, any Assistant Secretary or any transfer agent of the Corporation, (b) of delivery of notice, executed by any private carrier or any independent company engaged in the transmission and delivery of telegraphs, and (c) of proper transmission of notice by teletype or any other form of wire or wireless written communication, executed by any officer of the Corporation, shall be prima facie evidence of the giving of such notice.

         2.5 ADVANCE NOTICE OF SHAREHOLDER BUSINESS. At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Corporation, not less than 60 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's stock transfer books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.5. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         2.6 FIXING OF A RECORD DATE. The Board of Directors of the Corporation may fix in advance a date, not exceeding 70 days prior to the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares. The shareholders of record on such record date shall be the shareholders entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, in the event of an exchange or reclassification of shares, as the case may be. If no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted or such other action is taken, as the case may be, shall be deemed to be the record date for the determination of the shareholders of the Corporation and the number of shares owned by them for all of the purposes set forth in the immediately preceding sentence. When a record date has been established as provided herein, such record date shall be effective for any adjournment of the meeting for which such record date was established, unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, in which case the Board of Directors shall establish a new record date in accordance with these Bylaws.

         2.7 VOTING RECORD. The officer or agent having charge of the Corporation's stock transfer books shall make, at least 5 business days before every meeting of shareholders, a list of the shareholders entitled to notice of the shareholders' meeting, arranged in alphabetical order. The list shall be further arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. Such shareholders' list shall be available for inspection by any shareholder, beginning 5 business days before the meeting for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney may on written demand inspect and copy the list during regular business hours and at the shareholder's expense, during the period it is available for inspection, subject to the provisions of the Indiana Business Corporation Law (including, without limitation, provisions concerning the Corporation's ability to refuse to permit such inspection or copying without a court order). The Corporation shall make the shareholders' list available at the meeting, and any shareholder, his agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment.
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         2.8 QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum of the shareholders for all purposes unless a greater or lesser quorum shall be provided by law or the Corporation's Articles of Incorporation and in such case the representation of the number so required shall constitute a quorum. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. In the absence of a quorum, the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in
Section 2.9 of these Bylaws.

         2.9 ADJOURNMENTS. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof is announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         2.10 ORGANIZATION. The Chairman of the Board, or such other person as may have been designated for the purpose by the Board of Directors, or if no such designation shall have been made, a chairman elected by the shareholders present, shall act as chairman of meetings of shareholders. The Secretary of the Corporation shall act as secretary of meetings of shareholders, but in the absence of the Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

         2.11 VOTING. Unless otherwise required by the Indiana Business Corporation Law, the Corporation's Articles of Incorporation or these Bylaws,
(a) any question brought before any meeting of shareholders shall be decided by the vote of the holders of a majority of the shares represented and entitled to vote on the matter and (b) each shareholder represented at a meeting of shareholders shall be entitled to cast one vote for each share entitled to vote on the matter held by such shareholder. The Board of Directors, in its discretion, or the chairman presiding at a meeting of shareholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         2.12 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise expressly provided in the proxy. A proxy may be revoked in writing at any time unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. The effective time of such revocation shall be the time the Secretary of the Corporation receives the written notice of revocation.

         2.13 VOTING BY CORPORATION. Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         2.14 INSPECTORS OF ELECTIONS. The Board of Directors or the chairman of the meeting may appoint two or more inspectors to tally and certify each vote required to be tallied and certified by them as provided in the resolution of the Board of Directors appointing them or in their appointment by the chairman of the meeting, and to perform such other acts or duties as may be requested by the chairman of the meeting or required by law. On request of the chairman of the meeting or as otherwise required by law, the inspectors shall make and execute a written report to the chairman of the meeting certifying any facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote certified by the inspectors.

         2.15 ATTENDANCE AT MEETING AS WAIVER. Attendance by a shareholder at a meeting of shareholders (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                                   ARTICLE III

                                    DIRECTORS

         3.1 GENERAL POWERS. The business affairs of the Corporation shall be managed by its Board of Directors.

         3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be not less than five (5) and no more than fifteen (15), as fixed by resolution of the Board of Directors from time to time. Each director shall hold office for the term for which he was elected and until his successor shall be elected and qualified, whichever period is longer, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         3.3 REMOVAL AND RESIGNATIONS. Subject to the rights of the holders of any series of Preferred Shares then outstanding, at a meeting of shareholders called expressly for the purpose of removing one or more directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever any voting group is entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this Section shall apply, in respect to the removal of a director or directors so elected by such voting group, to the vote of the voting group and not to the vote of the outstanding shares as a whole. Any member of the Board of Directors may resign from the Board of Directors at any time by giving written notice to the Chairman of the Board or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         3.4 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or outside the State of Indiana, for the holding of regular meetings without other notice than such resolution.

         3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by, or at the request of, the Chairman of the Board, the President of the Corporation, or by any two directors. All special meetings of the Board of Directors shall be held at the principal office of the Corporation unless some other place shall be specified in the notice of the meeting.

         3.6 NOTICE. Notice of any special meeting shall be given at least 24 hours prior thereto, either in person or by telephone, or in written form delivered personally or by any form of wire or wireless written communication or by mail, to each director. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.7 QUORUM. A majority of the number of directors determined in accordance with Section 3.2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         3.8 ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence the Vice-Chairman, if any, or in the absence of the Vice Chairman, if any, the President, or in his absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         3.9 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise required by the Articles of Incorporation.

         3.10 PARTICIPATION BY TELEPHONIC MEANS. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other at the same time, and participation in a meeting pursuant to this provision shall constitute presence in person at the meeting.

         3.11 NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of Preferred Shares then outstanding, newly created directorships resulting from any increase in the authorized number of directors shall, and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may, be filled by a majority of the remaining directors then in office, and directors so chosen shall serve for a term expiring at the next annual meeting of shareholders and until his successor shall have been duly elected and qualified, or until his earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         3.12 COMPENSATION. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director, a fixed sum for attendance at each meeting of the Board of Directors or some combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may also be allowed compensation for attending committee meetings.

         3.13 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by all directors. Any such action shall be evidenced by one
(1) or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

         3.14 NOMINATIONS OF DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the procedures set forth in this Section 3.14 shall be eligible for election as directors. The Board of Directors shall appoint at least two members of the Board who satisfy the requirements to be considered an "independent director" under the rules of the National Association of Securities Dealers, Inc., to a nominating committee for selecting the management nominees for election as directors. Shareholders of the Corporation may also nominate directors for election, provided such nominations are made pursuant to timely notice in writing to the nominating committee, care of the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal office of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholders' notice shall set forth such information as the nominating committee shall determine.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

         4.1 APPOINTMENT. The Board of Directors may, by resolution passed by a majority of the full Board of Directors, designate the Chairman, the Vice Chairman, the President and one or more of the other directors to constitute an Executive Committee.

         4.2 AUTHORITY. The Executive Committee, when the Board is not in session, shall have and may exercise all of the authority of the Board except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, or as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws.

         4.3 TENURE. Subject to the provisions of Section 4.8 of this Article IV, each member of the Executive Committee shall hold office until the next annual meeting of the Board following his designation and until a successor is designated as a member of the Executive Committee.

         4.4 MEETINGS. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time. Special meetings of the Executive Committee may be called by the Chairman of the Executive Committee, or if absent or disabled, the Chairman, or if absent or disabled, the President, or in the absence or disability of all of them, by a majority of the remaining members of the Executive Committee upon not less than one (1) day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

         Regular or special meetings may be held by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other.

         4.5 QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         4.6 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

         4.7 VACANCIES. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the Board.

         4.8 RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the Board. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman of the Executive Committee, the Chairman, or the President. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

         4.9 PROCEDURE. The Chairman of the Executive Committee shall be the presiding officer of the Executive Committee, or, if absent or disabled, the Chairman, or if absent or disabled, the President, or in the absence or disability of all three of them, such other person as may be elected by a majority of the members present. The Executive Committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board for its information at the meeting thereof held next after its proceedings shall have been taken.

         4.10 OTHER COMMITTEES. The Board may by resolution establish an audit committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

                                    ARTICLE V

                                    OFFICERS

         5.1 OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary and a Treasurer. Further, the Board of Directors may elect or appoint a Vice Chairman (which position the Board of Directors may designate by resolution as a non-officer, honorary position), one or more Vice Presidents (whose titles may be modified by one or more words such as "Executive," "Senior," "Finance," "Operations" or words of similar ranking or descriptive import), a Principal Accounting Officer, a Controller, Assistant Secretaries, Assistant Treasurers and such other officers and assistants to offices as it from time to time deems necessary. Any two or more offices may be held by the same person.

         5.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors at its first meeting held after the Annual Meeting of Shareholders. If the election of officers is not held at any such meeting, such election shall be held as soon thereafter as is practicable. Vacancies may be filled or new offices created and filled at any time by the Chief Executive Officer or the Board of Directors. Each officer shall hold office until his successor is duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         5.3 REMOVAL AND RESIGNATIONS. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer may be removed by the Board of Directors or the Chief Executive Officer whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         5.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

         5.5 CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board shall be a director and shall preside at meetings of the Board of Directors and meetings of shareholders. The Chairman of the Board shall be responsible for (a) board and shareholder governance, and (b) corporate wide business management. The Chairman of the Board shall share with the Chief Executive Officer responsibility for (a) setting the agenda for all meetings of the Board of Directors and (b) enterprise support. The Chairman of the Board shall be a member of any Executive Committee of the Board.

         5.6 VICE-CHAIRMAN. The Vice Chairman, if any, shall have such duties and powers as from time to time may be assigned by these Bylaws or the Board of Directors.

         5.7 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be a director, shall report on the operations of the Company for the fiscal year to the shareholders at their annual meeting and from time to time shall report to the Board of Directors all matters within his knowledge that the interests of the Company may require be brought to their notice. The Chief Executive Officer shall be responsible for (a) the strategic direction, development and oversight of the Company, (b) the growth of the Company and (c) the deployment of strategic assets of the Company (including executive management and other personnel employed by the Corporation (excluding personnel employed solely by any subsidiary of the Corporation)). The Chief Executive Officer shall be responsible for (a) external relations with the financial community, (b) internal corporate governance, and (c) enterprise support. The Chief Executive Officer shall be a member of any Executive Committee of the Board. The Chief Executive Officer will report directly to the Board of Directors and shall share the responsibility of setting the agenda for all meetings of the Board of Directors with the Chairman of the Board.

         5.8 PRESIDENT. The President shall be the Chief Operating Officer of the Corporation. Subject to the direction of the Board of Directors and the Chief Executive Officer of the Corporation, the President shall have general supervision over the administration and business operations of the Corporation as conducted through its operating subsidiaries.

         5.9 VICE-PRESIDENTS. Any Vice-President shall have such duties and powers as shall be designated from time to time by the Chief Executive Officer or the Board of Directors.

         5.10 SECRETARY. The Secretary shall (a) keep the minutes of the shareholders' meetings and of the Board of Directors' meetings and (unless otherwise directed) all committees thereof in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation; (d) keep a register of the mailing address of each shareholder; (e) sign certificates for shares of stock of the Corporation; (f) have general charge of the stock transfer books of the Corporation (which may, however, be kept by any transfer agent or agents of the Corporation); and, (g) in general, perform all duties incident to the office of Secretary, and have such other duties and powers as may be designated from time to time by the Chairman of the Board (provided he is the Chief Executive Officer) or the President.

         5.11 TREASURER. The Treasurer shall be the Chief Financial Officer of the Corporation unless the Board of Directors expressly designates another officer as such by resolution. The Treasurer shall supervise and conduct the routine financial business of the Corporation and shall have care and custody of its funds, securities and property subject to the supervision of the President. The Treasurer shall keep permanent records of the funds and property of the Corporation and shall have authority to receive all monies and to pay out and disburse such monies under the direction and control of the Board of Directors. The Treasurer shall deposit daily to the credit of the Corporation all monies not required for the convenience of the Corporation's business, in such banks, trust companies or other depositories as the Board of Directors may from time to time direct. The Treasurer shall in general perform all the duties incident to the office of Treasurer, and have such other duties and powers as may be designated from time to time by the Chairman of the Board (provided he is the Chief Executive Officer), the President or any officer who is designated the Chief Financial Officer of the Corporation.

         5.12 PRINCIPAL ACCOUNTING OFFICER. The Principal Accounting Officer shall be the person responsible for all SEC reporting including the filing of the Company's 10-k, 10-Q, 8-ks and all other SEC documents. He shall have such other duties and powers as may be designated from time to time by the Chief Executive Officer or the President.

         5.13 CONTROLLER. The controller shall be the Chief Accounting Officer of the Corporation and shall be in charge of its books of account, accounting records and accounting procedures. He shall have such other duties and powers as may be designated from time to time by the Chief Executive Officer or the President.

         5.14 OTHER OFFICERS; ASSISTANT OFFICERS. If the Board of Directors elects or appoints (i) other officers or (ii) assistants to any other officers, such officers and assistant officers shall exercise such powers and perform such duties as pertain to their respective offices, or as may be conferred upon, or assigned to, them by the Chief Executive Officer or the President and, in the case of assistant officers, the respective officer to whom they are assistants.

         5.15 COMPENSATION. The compensation of the Board and Executive Officers shall be fixed from time to time by the compensation committee of the Board of Directors, if any, or the Board of Directors.

                                   ARTICLE VI

                          CLERKS, AGENTS AND EMPLOYEES

         The Board of Directors may appoint, from time to time, such clerks, agents and employees as it may deem advisable for the prompt and orderly transaction of the business of the Corporation, define their duties, fix the salaries to be paid them and dismiss them. Subject to the authority of the Board of Directors, the President, or any other officer of the Corporation authorized by him, may appoint and dismiss all or any of such clerks, agents and employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.


                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         7.1 CONTRACTS. To the extent permitted by applicable law, the Articles of Incorporation or these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract and execute and deliver any instruments in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         7.2 LOANS AND EVIDENCES OF INDEBTEDNESS. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances.

         7.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors. Such designations may be general or confined to specific instances.

         7.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies and other depositories as the Board of Directors may authorize.

                                  ARTICLE VIII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         8.1 CERTIFICATES FOR SHARES. Every shareholder shall be entitled to have a certificate certifying the number and type of shares of the Corporation owned by him, signed by, or in the name of the Corporation by the Chairman of the Board, or Vice-Chairman, President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation (except that when any such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee the signature of any such officers may be facsimiles). Such certificates shall be in such form as may be determined by the Board of Directors and by the laws of the State of Indiana. If the Corporation shall be authorized to issue more than one class of shares or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of shares, provided that, except in the case of restrictions on transfer of securities which are required to be noted on the certificate, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of shares, a statement that the Corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.2 TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney-in-fact thereunto authorized by power of attorney duly executed and filed with the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         8.3 LOST, STOLEN OR DESTROYED CERTIFICATES. A new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When issuing a new certificate or certificates, the Corporation, acting through its officers or agents, including any transfer agent or registrar, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         8.4 REGULATIONS. The Board of Directors shall have the power and authority to take such action and make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation, including, without limitation, the appointment of a transfer agent and registrar for the Corporation.


                                   ARTICLE IX

                                EMERGENCY BYLAWS

         The Board of Directors may adopt, either before or during an emergency, as that term is defined by the Indiana Business Corporation Law, any emergency regulations permitted by the Indiana Business Corporation Law which shall be operative only during such emergency. In the event the Board of Directors does not adopt any such emergency regulations the special rules provided in the Indiana Business Corporation Law shall be applicable during such emergency.


                                    ARTICLE X

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         10.1 GENERAL. The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the Indiana Business Corporation Law, as it presently exists or may hereafter be amended, indemnify each director and officer of the Corporation against expenses (including attorneys' fees), judgments, taxes, fines, and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys' fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or shareholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

         10.2 NON-EXCLUSIVE RIGHT. The indemnification provided for by Section
10.1 shall not be deemed exclusive of any other rights to which directors or officers of the Corporation may be entitled under any statute, provision in the Corporation's Articles of Incorporation, agreement or action of the Board of Directors or shareholders of the Corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         10.3 INSURANCE. Without in any way limiting the Corporation's power to purchase and maintain insurance for any other purpose or on behalf of any other person, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions of
Section 10.1 of these Bylaws or the Indiana Business Corporation Law.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 AMENDMENTS. The Board of Directors shall have the power and authority to alter, amend or repeal these Bylaws, and to make new Bylaws, by the vote of a majority of the entire Board of Directors.

         11.2 FISCAL YEAR. The Board of Directors shall have the power to fix, and from time to time change, the fiscal year of the Corporation.

         11.3 SEAL. The Board of Directors may, but need not, adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the word "SEAL".

         11.4 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these Bylaws, the Articles of Incorporation, or the Indiana Business Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         11.5 VOTING OF SHARES HELD BY CORPORATION. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer of the Corporation may from time to time appoint an attorney or attorneys, or any agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have, as the holder of shares or other securities in any other corporation, to vote or to consent in respect of such shares or other securities; and the Chief Executive Officer may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chief Executive Officer may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.